INTERCOMPANY AGREEMENT

         THIS INTERCOMPANY AGREEMENT (the "Agreement") is made and entered into as of the 13th day of May, 1998, by and between Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Reckson Service Industries, Inc., a Delaware corporation ("RSI").

W I T N E S S E T H:

         WHEREAS, Reckson Associates Realty Corp., a Maryland corporation ("Reckson"), is the managing general partner of, and owns a supermajority interest in, the Operating Partnership;

         WHEREAS, the Operating Partnership has determined that it is precluded from pursuing, or is limited in the manner in which it pursues, various business opportunities due to the status of Reckson as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, RSI has been formed primarily to provide various commercial services to the Operating Partnership and its tenants and other third parties and is expected to pursue real estate or real estate related investment opportunities through one or more real estate opportunity funds, including Reckson Strategic Venture Partners, LLC ("RSVP"), which may make or acquire real estate or real estate-related investments other than REIT-Qualified Investments (as hereinafter defined) and REIT-Qualified Investments that the Operating Partnership has decided not to pursue;

         WHEREAS, based upon management's knowledge of and relationships with the Operating Partnership's tenants, the parties hereto believe that RSI will be able to offer on competitive market terms a high quality level of services to the Operating Partnership and its tenants and other third parties, which services are currently provided by third parties in a more limited and fragmented manner or are not currently provided at all;

          WHEREAS, the Operating Partnership believes that RSI, particularly through RSVP or other real estate opportunity funds, may source attractive opportunities for REIT-Qualified Investments, which may be in sectors outside of the Operating Partnership's traditional markets; and

         WHEREAS, in light of the purposes for which RSI was formed, the Operating Partnership and RSI desire to enter into this Agreement in order to
(i) reduce any potential conflict of interest by allocating to each party a right of first opportunity with respect to certain matters referred to herein and (ii) provide access to certain information for the benefit of the other party.

         NOW, THEREFORE, in consideration of the premises and mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the undersigned parties hereby agree as follows:

          1. Definitions. Except as may be otherwise herein expressly provided, the following terms and phrases shall have the meanings as set forth below:

                  (a) "Affiliate" means any entity in which a majority of the beneficial ownership interests are owned by another specified entity or by any entity controlled by, controlling or under common control with another specified entity.

                  (b) "Master Lease Opportunity" means the opportunity to become the lessee under a "master" lease arrangement of a property owned or subsequently acquired by the Operating Partnership if the Operating Partnership, in its sole discretion, determines that, consistent with the status of Reckson as a REIT, the Operating Partnership is required to enter into such a "master" lease arrangement for such property and that RSI or an Affiliate of RSI is qualified to be the lessee based on experience in the industry and financial and legal qualifications.

                  (c) "REIT Opportunity" means a direct or indirect opportunity to invest in (i) real estate, real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in the aforementioned types of assets, or (ii) any other investment which may be structured in a manner so as to be a REIT-Qualified Investment, as determined by the Operating Partnership in its sole discretion. The Operating Partnership shall have the right from time to time to provide written notice to RSI specifying certain more limited criteria for a REIT Opportunity. Any such written notice from the Operating Partnership may be modified or canceled by written notice given by the Operating Partnership at any time. The definition of REIT Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by the Operating Partnership.

                  (d) A "REIT-Qualified Investment" means an investment, the income from which would qualify under the 95% gross income test set forth in section 856(c)(2) of the Code, the ownership of which would not cause a REIT to violate the asset limitations set forth in section 856(c)(5) of the Code, and which otherwise meets the federal income tax requirements applicable to REITs.

                  (e) "Service Provider Opportunity" means (i) the opportunity to provide to the Operating Partnership and its tenants and other third parties commercial services (other than customary services) utilized by lessees of real estate or (ii) a Master Lease Opportunity. RSI shall have the right from time to time to provide written notice to the Operating Partnership specifying more limited criteria for a Service Provider Opportunity. Any such written notice from RSI may be modified or canceled by written notice given by RSI at any time. The definition of Service Provider Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by RSI.

         2.       Operating Partnership Right of First Opportunity.

                  (a) During the term of this Agreement, if RSI develops a REIT Opportunity, or if any REIT Opportunity otherwise becomes available to RSI, then, subject to the provisions of Section 2(b), RSI shall offer such REIT Opportunity first to the Operating Partnership. In the event that an Affiliate of RSI (including, but not limited to, RSVP) develops a REIT Opportunity, or if any REIT Opportunity otherwise becomes available to such Affiliate, then, subject to the provisions of Section 2(b), RSI shall (i) cause such Affiliate to offer such REIT Opportunity to the Operating Partnership in the form of joint venture with such Affiliate to the extent of RSI's interest therein and (ii) to the extent that such joint venture has invested funds in excess of 25% of such Affiliate's total common equity in a particular real estate sector, cause such Affiliate to offer all subsequent REIT Opportunities in such sector directly to the Operating Partnership. The offer of a REIT Opportunity to the Operating Partnership shall be made by written notice (the "RSI Notice"), which RSI Notice shall contain a detailed description of the material terms and conditions of the REIT Opportunity developed by or made available to RSI or the applicable Affiliate, as the case may be, including, without limitation, any noncompetition provisions. The Operating Partnership shall have ten days (the "Ten-Day Period") from the date of receipt of the RSI Notice to notify RSI or the applicable Affiliate, as the case may be, in writing that it has accepted or rejected the REIT Opportunity. If the Operating Partnership does not respond by the end of the Ten-Day Period, the Operating Partnership shall be deemed to have rejected the REIT Opportunity. If the Operating Partnership accepts a REIT Opportunity, but subsequently decides not to pursue such opportunity, or for any other reason fails to consummate a REIT Opportunity, the Operating Partnership shall immediately provide written notice that it is no longer pursuing such REIT Opportunity to RSI or the applicable Affiliate, as the case may be.

                  (b) If the Operating Partnership rejects a REIT Opportunity, or accepts a REIT Opportunity but thereafter provides, or is required by the provisions hereof to provide, written notice to RSI or the applicable Affiliate, as the case may be, that it is no longer pursuing such REIT Opportunity, RSI or such Affiliate, as the case may be, shall, for a period of six months or, to the extent that there are ongoing discussions relating thereto, a period of one year after the Operating Partnership Withdrawal Date (as hereinafter defined), be entitled to acquire the related REIT-Qualified Investment (i) on terms and conditions that are not materially more favorable to RSI or such Affiliate, as the case may be, than the terms and conditions set forth in the RSI Notice relating to such REIT Opportunity or (ii) if the Operating Partnership, at any time after the RSI Notice, negotiated different terms or conditions with respect to such REIT Opportunity, then on terms and conditions that are not materially more favorable than the terms and conditions negotiated by the Operating Partnership. If RSI or an Affiliate of RSI (including, but not limited to, RSVP) enters into a binding agreement to acquire a REIT-Qualified Investment within a six-month or one year period, as applicable, after the Operating Partnership Withdrawal Date and subsequently one or more additional REIT Opportunities in the same real estate sector become available to RSI or such Affiliate, as the case may be, then RSI or such Affiliate, as the case may be, shall be under no obligation to offer such REIT Opportunity to the Operating Partnership and RSI or such Affiliate, as the case may be, may immediately enter into a binding agreement to acquire such Qualified Investment. If RSI or such Affiliate, as the case may be, does not enter into a binding agreement to acquire such REIT-Qualified Investment within such six-month or one-year period, as applicable, or if the terms and conditions are materially more favorable to RSI than the terms and conditions set forth in the RSI Notice (or, if applicable, than the terms and conditions negotiated by the Operating Partnership subsequent to the RSI Notice), then RSI or such Affiliate, as the case may be, shall again be required to comply with the procedures set forth above in Section 2(a) if it desires to enter into a binding agreement to acquire such REIT-Qualified Investment. The Operating Partnership Withdrawal Date means any one of the following dates, as applicable: (i) the date that the Operating Partnership notifies RSI or the applicable Affiliate, as the case may be, that it has rejected the REIT Opportunity, (ii) if the Operating Partnership does not respond to RSI or the applicable Affiliate, as the case may be, regarding the REIT Opportunity, the expiration date of the Ten-Day Period, or (iii) if the Operating Partnership accepts the REIT Opportunity but subsequently ceases to pursue the opportunity, the earlier of (A) 30 days after the date on which the Operating Partnership ceases to pursue the REIT Opportunity or (B) the date of receipt by RSI or the applicable Affiliate, as the case may be, of written notice from the Operating Partnership that it is no longer pursuing the REIT Opportunity.

                  (c) RSI agrees to use commercially reasonable efforts to assist the Operating Partnership in consummating any REIT Opportunity accepted by the Operating Partnership that was developed by, or otherwise became available to, RSI (including, without limitation, structuring such opportunity as a REIT-Qualified Investment) and RSI shall cause its Affiliates to do the same. Any expenses incurred that are directly related to structuring an investment as a REIT-Qualified Investment shall be borne solely by the Operating Partnership.

         3. RSI Access to Tenants; RSI Right of First Opportunity for Service Provider Opportunity.

                  (a) During the term of this Agreement, the Operating Partnership shall provide RSI with access to its tenants so that RSI may offer services directly to such tenants, including, but not limited to, providing an updated listing of all of the tenants of the Operating Partnership on a semi-annual basis and the names of contacts at such tenants. The Operating Partnership will use commercially reasonable efforts to facilitate the solicitation of such tenants by RSI in respect of non-customary commercial services to be provided by them and, if the Operating Partnership develops a Service Provider Opportunity as a result of such efforts or otherwise, or if a Service Provider Opportunity otherwise becomes available to the Operating
Partnership, the Operating Partnership shall offer such Service Provider Opportunity first to RSI. If the Operating Partnership accepts a REIT Opportunity presented to it by RSI or its Affiliates, then the Service Provider Opportunity in respect of such REIT Opportunity and any future investments by the Operating Partnership in the same real estate sector shall also be subject to the right of first opportunity provided for in this Section 3(a).

         The offer of a Service Provider Opportunity to RSI shall be made by written notice (the "Operating Partnership Notice"), which Operating Partnership Notice shall contain a detailed description of the material terms and conditions of the Service Provider Opportunity developed by or made available to the Operating Partnership. The Operating Partnership shall thereafter provide or cause to be provided promptly to RSI such additional information relating to the Service Provider Opportunity as RSI reasonably may request. For a period of 30 days after the date that the Operating Partnership delivers the Operating Partnership Notice, the Operating Partnership and RSI shall negotiate with each other on an exclusive basis with respect to such Service Provider Opportunity. RSI shall offer to provide services to the Operating Partnership in respect of a Service Provider Opportunity at market rates and on terms and conditions as attractive as the best available for comparable services in the market or (it being understood that RSI will provide market information on such services to the Operating Partnership during such 30-day period) those offered by RSI to third parties. If the Operating Partnership and RSI are unable to enter into a mutually satisfactory arrangement with respect to such Service Provider Opportunity within such 30-day period, or if RSI determines that it is not interested in pursuing such Service Provider Opportunity (in which event RSI shall provide written notice to the Operating Partnership promptly after such determination), then the Operating Partnership shall be entitled, for a period of six months or, to the extent that there are ongoing discussions relating thereto, one year after the expiration of such 30-day period, to enter into a binding agreement with respect to such Service Provider Opportunity with any party on terms and conditions that are not materially more favorable to the Operating Partnership than the terms and conditions last proposed in writing by the Operating Partnership to RSI. If the Operating Partnership does not enter into a binding agreement with respect to such Service Provider Opportunity within such six-month or one-year period, as applicable, or if the terms and conditions are more materially favorable to the Operating Partnership than the terms and conditions last proposed in writing by the Operating Partnership to RSI, the Operating Partnership shall again be required to comply with the procedures set forth above in this Section 3(a) if it desires to pursue such Service Provider Opportunity.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, (1) the Operating Partnership shall not be required to offer to RSI any Service Provider Opportunity in connection with a proposed acquisition involving a Master Lease Opportunity until a binding contract has been entered into with respect to such acquisition, and the consummation of any agreement between the Operating Partnership and RSI with respect to a Service Provider Opportunity shall be subject to the actual closing of such acquisition by the Operating Partnership, (2) the Operating Partnership shall have the right, in its sole discretion, to decide not to pursue, or to discontinue at any time pursuing, any investment opportunity, even if such opportunity, if pursued, would create a Service Provider Opportunity, and (3) the Operating Partnership shall have no obligation to offer any opportunity other than a Service Provider Opportunity to RSI.

                  (c) The Operating Partnership agrees to use commercially reasonable efforts to assist RSI in structuring and consummating all dealings with outside parties in connection with any Service Provider Opportunity that was developed by, or otherwise became available to, the Operating Partnership. The Operating Partnership shall have the right, in its sole discretion, to structure any investment as a REIT- Qualified Investment, even if such structuring prevents the Operating Partnership from creating a Service Provider Opportunity for RSI.

         4. General Terms and Conditions for Rights of First Opportunity/ Notification Rights.

                  (a)  Unless   waived  or  unless  agreed  to  as  part  of  an
investment, each party shall bear its own expenses with respect to any opportunity to which this Agreement is applicable, and each party agrees that it shall not be entitled to any compensation from the other party with respect to any such opportunity

                  (b) A party shall not be required to comply with the right of first opportunity and notification requirements set forth in this Agreement during any period in which the other party or any Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Affiliates, if such default is material and remains uncured for fifteen days after receipt of notice thereof.

                  (c) The Operating Partnership shall not enter into any arrangement or agreement to provide any Service Provider Opportunity to any party other than RSI, and RSI shall not, and shall cause its Affiliates not to, enter into any arrangement or agreement to provide REIT Opportunities to any party other than the Operating Partnership, except, in each case, as permitted in this Agreement.

                  (d) Any REIT Opportunity which is offered to and accepted by the Operating Partnership under this Agreement may be entered into by or on behalf of the Operating Partnership or by any designee which is an Affiliate of the Operating Partnership. Any Service Provider Opportunity which is offered to and accepted by RSI under this Agreement may be entered into by or on behalf of RSI or by any Affiliate of RSI.

                  (e) All first opportunity and notification rights set forth in this Agreement shall be subordinated to any seller consent and confidentiality requirements. Accordingly, no party shall be required to comply with the first opportunity and notification rights set forth in this Agreement if such compliance would violate any seller consent or confidentiality requirements.

                  (f) While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests, and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duty to the other party.

                  (g) All provisions hereof requiring the giving of notice shall be satisfied through the giving of notice to the Board of Directors of Reckson or RSI, as the case may be, or a committee of such Board formed for the specific purpose of addressing matters covered in this Agreement.

         5. Services of Officers and Directors. It is acknowledged and agreed that the directors and executive officers of either party hereto may serve in similar capacities with the other party hereto.

         6. RSI Ownership Limitation. So long as this Agreement is in effect, the certificate of incorporation of RSI shall contain provisions to the effect that (i) no stockholder of RSI may own, or be deemed to own by virtue of the attribution provisions of Section 856(d)(5) of the Code, more than 9.9% of the aggregate number or value of the outstanding shares of RSI common stock ("Common Stock"), (ii) no stockholder of RSI may own more than 9.9% in value of all of the outstanding shares of capital stock of RSI, taking into account all classes of such capital stock outstanding, (iii) any shares of RSI stock owned or purported to be owned in violation of the foregoing restrictions shall automatically be transferred to a trust for the benefit of a charitable beneficiary and be subject to "Excess Stock" provisions similar to those contained in Article VII of the Articles of Amendment and Restatement of Reckson, and (iv) stockholders of RSI shall be required to disclose to RSI upon demand such information with respect to the ownership of RSI capital stock as the Company deems necessary to determine Reckson's compliance with the REIT provisions of the Code, provided that the ownership limitations described in clauses (i) and (ii) above shall be subject to exceptions so as to enable a stockholder (x) to acquire and own any Common Stock distributed by Reckson to its shareholders, (y) to acquire and own Common Stock in satisfaction of obligations under that certain standby agreement between RSI and RSI Standby LLC with respect to the purchase of Common Stock subject to certain subscription rights distributed by RSI to its shareholders that expire unexercised, and (z) to acquire and own employee stock options and Common Stock issued pursuant to the exercise of employee stock options. The board of directors of RSI shall not grant any waivers or exemptions from the foregoing limitations without the consent of the board of directors of Reckson, which may be granted or withheld in Reckson's sole discretion. RSI shall request from its stockholders, pursuant to the provision described in clause (iv) above, such information as Reckson shall direct RSI to request, and RSI shall promptly advise Reckson of the responses it receives to such request.

         7. Specific Performance. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party hereto would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefor confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party hereto. Each party submits to the jurisdiction of the courts of the State of Delaware for this purpose.

         8. Affiliates. Each party hereto shall cause all Affiliates under its control to comply with the terms hereof. Reckson, by its signature below, hereby agrees that it shall comply with the terms of this Agreement applicable to the Operating Partnership.

         9. Term. The term of this Agreement shall commence as of the date first written above and shall terminate on May 13, 2008. This Agreement may be extended at the option of either of the parties hereto for two additional five-year periods, upon notice given to the other party within six months of the expiration hereof. Notwithstanding the foregoing, a party hereto may terminate this Agreement if the other party or any Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Affiliates, if such default is material and remains uncured for fifteen days after receipt of notice thereof.

         10.      Miscellaneous.

                  (a) Notices. Notices shall be sent to the parties at the following addresses:

                           Reckson Operating Partnership, L.P.
                           225 Broadhollow Road
                           Melville, NY  11747
                           Facsimile:  516-756-1764
                           Attention:  Jason M. Barnett, Esq.

                           with a copy to:

                           Edward F. Petrosky, Esq.
                           Brown & Wood LLP
                           One World Trade Center
                           NY, NY  10048
                           Facsimile:  212-839-5599

                           Reckson Service Industries, Inc.
                           225 Broadhollow Road
                           Melville, NY  11747
                           Facsimile: 516-756-1764
                           Attention:  Scott H. Rechler

                           with a copy to:

                           Mitchell Rechler, Secretary

         Notices may be sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice will be deemed received on the fourth business day following deposit in U.S. mail and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

                  (b) Reasonable and Necessary Restrictions. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the parties hereto and are a material inducement to the parties hereto to enter into the transactions described in and contemplated by the recitals hereto. Each party hereto covenants that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as otherwise permitted in this Agreement, this Agreement shall not be assigned without the express written consent of each of the parties hereto. Notwithstanding the foregoing, this Agreement may be assigned without the consent of any party hereto in connection with any merger, consolidation, reorganization or other combination of a party with or into another entity where the party is not the surviving entity.

                  (d) Amendments; Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

                  (e) Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of choice of law thereof.

                  (f) Severability. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent, be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

                  (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder and shall not be enforceable by any party not a signatory to this Agreement.

                  (h) Gender; Number. As the context requires, any word used herein in the singular shall extend to and include the plural, any word used in the plural shall extend to and include the singular and any word used in any gender or the neuter shall extend to and include each other gender or be neutral.

                  (i) Headings. The headings of the sections hereof are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

                  (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by one of its duly authorized signatories as of the date first above written.

                       RECKSON OPERATING PARTNERSHIP, L.P.


                                   By:     Reckson Associates Realty Corp.,
                                           its sole general partner


                                    By:     /s/ Mitchell Rechler
                                            -------------------------
                                            Name: Mitchell Rechler
                                            Title:  Executive Vice President



                        RECKSON SERVICE INDUSTRIES, INC.


                                    By:     /s/ Scott H. Rechler
                                            ----------------------------
                                            Name: Scott H. Rechler
                                            Title:  President